Heritage-Crystal Clean, Inc. Announces 2019 Fourth Quarter and Full Year Financial Results

Fourth Quarter Highlights:

•Total Company revenue for the fourth quarter of 2019 was a record $138.8 million, a 9.3% increase from the prior year quarter
•Environmental Services segment revenue was a record $96.9 million, a 12.8% increase compared to the prior year quarter
•Oil Business Segment revenue for the fourth quarter of 2019 was a record $42.0 million

Full Year Highlights:

•Total Company revenue for fiscal 2019 was a record $444.4 million, an 8.3% increase over 2018
•Environmental Services segment 2019 revenue was a record $302.5 million, an increase of 11.6% compared to the prior year
•Environmental Services segment profit before SG&A was a record $75.7 million, an increase of $6.3 million compared to the prior year
•Oil Business Segment 2019 revenue was a record $141.9 million

ELGIN, IL March 2, 2020 -- Heritage-Crystal Clean, Inc. (Nasdaq: HCCI), a leading provider of parts cleaning, hazardous and non-hazardous waste services, used oil re-refining, antifreeze recycling and field services primarily focused on small and mid-sized customers, today announced results for the fourth quarter of fiscal 2019 and for the full fiscal year, which ended December 28, 2019.

Fourth Quarter Review

Revenue for the fourth quarter of 2019 was $138.8 million compared to $127.1 million for the same quarter of 2018, an increase of 9.3%.

Operating margin increased to 18.6% from 16.1% in the fourth quarter of 2018 mainly due to higher revenue along with lower shutdown maintenance and catalyst costs at our re-refinery, partially offset by higher disposal, healthcare and fleet repair costs compared to the year-ago quarter. Our SG&A expense as a percentage of revenue dropped to 12.1% from 12.2% of revenue in the fourth quarter of 2018 mainly due to higher revenue, lower professional services fees, and lower share based compensation expense.

During the fourth quarter of 2019, the Company entered into a settlement to resolve claims made against us in a class action litigation pertaining to fuel surcharges. This brings to a close litigation which began almost five years ago. In conjunction with the settlement the Company took a charge of $11.0 million which negatively impacted diluted earnings per share by $0.35.

Net loss attributable to common shareholders was $(2.2) million, or $(0.09) per diluted share, for the fourth quarter of 2019. This compares to net income attributable to common shareholders of $2.5 million, or $0.11 per diluted share in the year earlier quarter. Excluding the settlement charge discussed above, net income attributable to common shareholders was $6.1 million or $0.26 per diluted share. See our reconciliations of Net (loss) income and Net (loss) income per share below.

Fiscal 2019 Review

In 2019, we generated $444.4 million of revenue compared to prior year revenue of $410.2 million, an increase of $34.2 million, or 8.3%, driven by strong growth in all of our Environmental Services segment businesses.

Operating margin of 18.1% remained flat compared to 2018 as higher revenue was partially offset by higher healthcare, fleet repair and disposal costs. SG&A expense for fiscal 2019 was 12.2% of revenue, down slightly from 12.4% in fiscal 2018.

Net income attributable to common shareholders for fiscal 2019 was $8.4 million, or $0.36 per diluted share compared to net income of $14.7 million, or $0.63 per diluted share for fiscal 2018. Excluding the charge resulting from the aforementioned settlement, net income attributable to common shareholders for the year was $16.8 million, or $0.72 per diluted share.

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, vacuum services, antifreeze recycling, and field services. The Environmental Services segment reported record revenue of $96.9 million, an increase of $11.0 million, or 12.8%, during the quarter compared to the fourth quarter of fiscal 2018. The increase in revenue was driven mainly by strong growth in our field services, containerized waste, and antifreeze recycling businesses. Our profit before SG&A expense as a percentage of revenue was 25.1% compared to 27.3% in the year ago quarter. Higher healthcare, fleet repair and disposal costs all contributed to the decline in operating margin. During fiscal 2019, Environmental Services segment revenue increased $31.4 million, or 11.6%, compared to fiscal 2018, while our profit before SG&A increased $6.3 million or 9.1%.

President and CEO Brian Recatto commented, "We are very pleased to deliver another quarter of double-digit year-over-year revenue growth in this segment which underscores the execution of our sales growth initiatives. We expect to continue this momentum in 2020."

Our Oil Business segment includes used oil collection activities, sales of recycled fuel oil, and re-refining activities. During the fourth quarter of fiscal 2019, Oil Business revenues increased 1.9% to $42.0 million compared to the fourth quarter of fiscal 2018. Oil Business segment operating margin improved 10.6 percentage points to 3.5% in the fourth quarter of 2019 compared to (7.1%) during the same period of 2018. The increase in margin was mainly due to less re-refinery downtime which led to lower shut-down expenses as well as lower catalyst costs compared to the year-ago quarter. Full year 2019 revenue was up $2.8 million compared to fiscal 2018, while operating margin of 3.3% was slightly below that of fiscal 2018.

Recatto commented, "We were able to deliver significant improvement in operating margin during the quarter compared to the fourth quarter of 2018 due to record base oil production which helped offset lower base oil prices. With consistent operation of our re-refinery, we have the opportunity to generate improved operating margin in the Oil Business segment during 2020."

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries.
This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility, including a drop in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost-effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; the impact of legal proceedings and class action litigation on us and our ability to estimate the cash payments we will make under litigation settlements; our ability to effectively manage our network of branch locations; the control of The Heritage Group over the Company; and the risks identified in the Company's Annual Report on Form 10-K filed with the SEC on March 6, 2019. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and vehicle service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services and waste antifreeze collection and recycling. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 89 branches serving over 90,000 customer locations.

Conference Call

The Company will host a conference call on Tuesday, March 3, 2020 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://crystal-clean.com/investor-relations/, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

CONTACT
Mark DeVita, Chief Financial Officer, at (847) 836-5670

Heritage-Crystal Clean, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 28, 2019	December 29, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$60,694	$43,579
Accounts receivable - net	55,586	51,744
Inventory - net	29,373	33,059
Other current assets	7,104	6,835
Total current assets	152,757	135,217
Property, plant and equipment - net	154,911	139,987
Right of use assets	89,525	—
Equipment at customers - net	24,232	23,814
Software and intangible assets - net	16,892	14,681
Goodwill	32,997	34,123
Total assets	$471,314	$347,822

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$38,058	$32,630
Current portion of lease liabilities	20,407	—
Contract liabilities - net	2,252	166
Accrued salaries, wages, and benefits	6,771	6,024
Taxes payable	6,538	6,120
Other current liabilities	16,418	5,089
Total current liabilities	90,444	50,029
Lease liabilities, net of current portion	68,734	—
Long-term debt, less current maturities	29,348	29,046
Deferred income taxes	17,157	14,516
Total liabilities	$205,683	$93,591

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 23,191,498 and 23,058,584 shares issued and outstanding at December 28, 2019 and December 29, 2018, respectively	$232	$231
Additional paid-in capital	200,583	197,533
Retained earnings	64,182	55,819
Total Heritage-Crystal Clean, Inc. stockholders' equity	264,997	253,583
Noncontrolling interest	634	648
Total equity	265,631	254,231
Total liabilities and stockholders' equity	$471,314	$347,822

Heritage-Crystal Clean, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except per Share Amounts)
(Unaudited)

	For the Fourth Quarters Ended,		For the Fiscal Years Ended,
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018

Revenues
Service revenues	$78,969	$78,057	$250,491	$250,262
Product revenues	52,149	49,002	171,273	159,921
Rental income	7,696	—	22,663	—
Total revenues	$138,814	$127,059	$444,427	$410,183

Operating expenses
Operating costs	$108,154	$102,462	$349,603	$323,165
Selling, general, and administrative expenses	15,545	14,529	50,224	47,714
Depreciation and amortization	6,072	5,079	18,249	16,157
Other expense - net	11,013	623	13,490	1,606
Operating (loss) income	(1,970)	4,366	12,861	21,541
Interest expense – net	240	310	869	1,052
(Loss) income before income taxes	(2,210)	4,056	11,992	20,489
(Benefit of) provision for income taxes	(168)	1,455	3,243	5,451
Net (loss) income	$(2,042)	$2,601	$8,749	$15,038
Income attributable to noncontrolling interest	108	97	386	310
(Loss) income attributable to Heritage-Crystal Clean, Inc. common stockholders	$(2,150)	$2,504	$8,363	$14,728

Net (loss) income per share: basic	$(0.09)	$0.11	$0.36	$0.64
Net (loss) income per share: diluted	$(0.09)	$0.11	$0.36	$0.63

Number of weighted average shares outstanding: basic	23,190	23,056	23,160	23,026
Number of weighted average shares outstanding: diluted	23,190	23,411	23,398	23,334

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(In Thousands)
(Unaudited)

For the Fourth Quarters Ended,

December 28, 2019
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$75,257	$3,712	$—	$78,969
Product revenues	13,984	38,165	—	52,149
Rental income	7,617	79	—	7,696
Total revenues	$96,858	$41,956	$—	$138,814
Operating expenses
Operating costs	70,016	38,138	—	108,154
Operating depreciation and amortization	2,515	2,349	—	4,864
Profit before corporate selling, general, and administrative expenses	$24,327	$1,469	$—	$25,796
Selling, general, and administrative expenses			15,545	15,545
Depreciation and amortization from SG&A			1,208	1,208
Total selling, general, and administrative expenses			$16,753	$16,753
Other expense - net			11,013	11,013
Operating loss				(1,970)
Interest expense - net			240	240
Loss before income taxes				$(2,210)

December 29, 2018
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$74,377	$3,680	$—	$78,057
Product revenues	11,526	37,476	—	49,002
Total revenues	$85,903	$41,156	$—	$127,059
Operating expenses
Operating costs	60,318	42,144	—	102,462
Operating depreciation and amortization	2,175	1,954	—	4,129
Profit (loss) before corporate selling, general, and administrative expenses	$23,410	$(2,942)	$—	$20,468
Selling, general, and administrative expenses			14,529	14,529
Depreciation and amortization from SG&A			950	950
Total selling, general, and administrative expenses			$15,479	$15,479
Other expense - net			623	623
Operating income			—	4,366
Interest expense - net			310	310
Income before income taxes				$4,056

For the Fiscal Years Ended,

December 28, 2019
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$236,530	$13,961	$—	$250,491
Product revenues	43,605	127,668	—	171,273
Rental income	22,408	255	—	22,663
Total revenues	$302,543	$141,884	$—	$444,427
Operating expenses
Operating costs	219,040	130,563	—	349,603
Operating depreciation and amortization	7,768	6,656	—	14,424
Profit before corporate selling, general, and administrative expenses	$75,735	$4,665	$—	$80,400
Selling, general, and administrative expenses			50,224	50,224
Depreciation and amortization from SG&A			3,825	3,825
Total selling, general, and administrative expenses			$54,049	$54,049
Other expense - net			13,490	13,490
Operating income				12,861
Interest expense - net			869	869
Income before income taxes				$11,992

December 29, 2018
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$237,806	$12,456	$—	$250,262
Product revenues	33,325	126,596	—	159,921
Total revenues	$271,131	$139,052	$—	$410,183
Operating expenses
Operating costs	194,959	128,206	—	323,165
Operating depreciation and amortization	6,766	6,141	—	12,907
Profit before corporate selling, general, and administrative expenses	$69,406	$4,705	$—	$74,111
Selling, general, and administrative expenses			47,714	47,714
Depreciation and amortization from SG&A			3,250	3,250
Total selling, general, and administrative expenses			$50,964	$50,964
Other expense - net			1,606	1,606
Operating income			—	21,541
Interest expense - net			1,052	1,052
Income before income taxes				$20,489

Heritage-Crystal Clean, Inc.
Reconciliation of our Net (Loss) Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and Adjusted EBITDA
(Unaudited)

	For the Fourth Quarters Ended,		For the Fiscal Years Ended,

(thousands)	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018

Net (loss) income	$(2,042)	$2,601	$8,749	$15,038

Interest expense - net	240	310	869	1,052

(Benefit of) provision for income taxes	(168)	1,455	3,243	5,451

Depreciation and amortization	6,072	5,079	18,249	16,157

EBITDA(a)	$4,102	$9,445	$31,110	$37,698

Class action settlement and associated legal fees(b)	11,093	144	11,327	962

Non-cash compensation (c)	1,232	1,321	3,976	4,381
Cost and asset write-offs associated with site closures (d)	195	271	2,726	966

Retirement costs and severance (e)	79	67	825	706

Adoption of ASC 842 lease accounting standard (f)	—	—	2,202	—

Implementation cost of 842 (g)	—	—	355	—
Adjusted EBITDA (h)	$16,701	$11,248	$52,521	$44,713

(a)	EBITDA represents net (loss) income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income (loss) prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:
EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt:
EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b)	Class action settlement and associated legal fees incurred. Amounts in fiscal 2018 only represent legal fees.

(c)	Non-Cash compensation expenses which are recorded in SG&A.

(d)	Cost and asset write-offs mainly associated with the closure of the Company’s facility located in Wilmington, Delaware.

(e)	Costs associated with the retirement of our former SVP Sales and other employee separations.

(f)	Revenue deferred during the first quarter of 2019 from the adoption of ASC 842 lease accounting standard.

(g)	One-time cost associated with the implementation of ASC 842.

(h)	We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income (loss) prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Use of Non-GAAP Financial Measures

Adjusted net (loss) earnings and adjusted net (loss) earnings per share are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as substitute for, financial measures prepared in accordance with GAAP. Management believes that adjusted net (loss) earnings and adjusted net (loss) earnings per share provide investors and management useful information about the earnings impact of the class action settlement during the fourth quarter of 2019.

Reconciliation of our Net (Loss) Earnings and Net (Loss) Earnings Per Share Determined in Accordance with U.S. GAAP to our Non-GAAP Adjusted Net Earnings and Non-GAAP Adjusted Net Earnings Per Share
(In thousands, except per share data)
(Unaudited)

	For the Fourth Quarters Ended,		For the Fiscal Years Ended,

	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018

GAAP net (loss) earnings	$(2,150)	$2,504	$8,363	$14,728

Class action settlement and associated legal fees (a)	11,093	144	11,327	962
Tax effect on settlement and associated legal fees	(2,812)	(52)	(2,867)	(256)

Cost and asset write-offs associated with site closures (b)	195	271	2,726	966
Tax effect on cost and asset write-offs associated with site closures	(49)	(71)	(689)	(247)

Retirement costs and severance (c)	79	67	825	706
Tax effect on retirement costs and severance	(20)	—	(215)	(180)

Adoption of ASC 842 lease accounting standard(d)	—	—	2,202	—
Tax effect on adoption of ASC 842	—	—	(553)	—

Implementation cost of 842(e)	—	—	355	—
Tax effect on implementation of ASC 842	—	—	(92)	—

Adjusted net earnings	$6,336	$2,863	$21,382	$16,679

GAAP diluted (loss) earnings per share	$(0.09)	$0.11	$0.36	$0.63

Class action settlement cost and associated legal fees per share	0.47	0.01	0.48	0.04
Tax effect on class action settlement costs and associated legal fees per share	(0.12)	—	(0.12)	(0.01)

Cost and asset write-offs associated with site closures per share	0.01	0.01	0.12	0.04
Tax effect on cost and asset write-offs associated with site closures per share	—	—	(0.03)	(0.01)

Retirement costs and severance per share	—	—	0.04	0.03
Tax effect on retirement and severance per share	—	—	(0.01)	(0.01)

Adoption of ASC 842 lease accounting standard per share	—	—	0.09	—
Tax effect on adoption of ASC 842 per share	—	—	(0.03)	—

Implementation cost of 842 per share	—	—	0.02	—
Tax effect on implementation of ASC 842 per share	—	—	—	—

Adjusted diluted earnings per share	$0.27	$0.13	$0.92	$0.71

(a) Class action settlement and associated legal fees incurred. Amounts in fiscal 2018 only represent legal fees.

(b) Cost and asset write-offs mainly associated with the closure of the Company’s facility located in Wilmington, Delaware.

(c) Costs associated with the retirement of our former SVP Sales and other employee separations.

(d) Revenue deferred during the first quarter of 2019 from the adoption of ASC 842 lease accounting standard.

(e) One-time cost associated with the implementation of ASC 842.